SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

(703) 747-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On February 26, 2004, BearingPoint, Inc. (“BearingPoint” or the “Company”) reported preliminary results for the quarter ended December 31, 2003. Revenue is expected to be approximately $792 million and the loss per share is expected to be approximately $0.60. The expected revenue increased 7 percent over the quarter ended September 30, 2003, and declined 2 percent compared to the quarter ended December 31, 2002. The Company’s expected net loss for the quarter ended December 31, 2003 of approximately $117 million includes a previously announced lease and facilities charge of $2 million, an expected goodwill impairment charge of $120 million (Subject to completion of the Company’s valuation analysis, the Company expects that the goodwill impairment charge will be between $100 million and $140 million. The Company currently estimates the amount of the charge to be $120 million.), and a tax rate of 86% due to the change in fiscal year-end and the timing of losses in certain foreign entities. Cash generated from operations for the quarter is expected to be approximately $69 million.

As was previously announced, the Company recently changed its fiscal year-end from June 30 to December 31 and is currently undergoing a transition period audit for the six months ended December 31, 2003. As a result, these preliminary results are subject to audit procedures and final reconciliations and adjustments, if any. Following completion of these procedures and final preparation of the Form 10-K, the Company expects to report its final earnings for the quarter and six-month period ended December 31, 2003, on or around April 16, 2004, in accordance with the required filing period.

The preliminary December quarter results include the following key performance items and other information.

•	In addition to the quarter over quarter revenue growth, the Company also realized solid bookings for the business as a whole and especially in North America, led by the Financial Services and Public Services segments, and in the EMEA region. Cancellations and postponements of only approximately $6 million demonstrate greater stability in client spending, while the pipeline of sales opportunities continues to grow, reaching a six-month high for the Company.

•	The Company expects utilization in the North America region of 67 percent, which exceeds utilization of 62 percent for the quarter ended December 31, 2002. The expected utilization rates for the quarter reflect improvements from the prior December quarter in all North America segments as well as in the EMEA and Asia Pacific operations.

•	The challenging economic environment in Europe has caused the Company to lower its growth expectations for this region and to reevaluate the recorded goodwill for its EMEA business in accordance with generally accepted accounting principles. As a result of this review, the Company expects to record a goodwill impairment charge of approximately $120 million during the quarter ended December 31, 2003 (Subject to completion of the Company’s valuation analysis, the Company expects that the goodwill impairment charge will be between $100 million and $140 million. The Company currently estimates the amount of the charge to be $120 million.).

BearingPoint

INDUSTRY RESULTS

US dollars in thousands

	Public Services	Communications & Content	Financial Services	CIT	EMEA	Asia Pacific	Latin America	Corporate/ Other	Total
Quarter Ended Dec. 31, 2003(1)
Revenue	$290,112	$77,596	$59,577	$103,552	$153,065	$81,628	$25,338	$1,226	$792,094
Other Direct Contract Expenses	94,427	19,344	11,367	30,580	35,160	20,997	7,090	(846)	218,119
Costs of Service	101,156	39,002	31,881	45,894	97,457	43,684	12,356	37,421	408,851

Gross Margin	$94,529	$19,250	$16,329	$27,078	$20,448	$16,947	$5,892	$(35,349)	$165,124

Quarter Ended Sept. 30, 2003
Revenue	$271,473	$63,254	$60,561	$107,427	$136,815	$80,505	$21,929	$994	$742,958
Other Direct Contract Expenses	81,086	12,007	10,581	27,058	25,987	19,398	6,995	(378)	182,734
Costs of Service	104,872	35,035	31,751	58,960	96,590	41,239	11,305	93,229	472,981

Gross Margin	$85,515	$16,212	$18,229	$21,409	$14,238	$19,868	$3,629	$(91,857)	$87,243

Quarter Ended June 30, 2003
Revenue	$283,163	$75,246	$60,914	$116,218	$138,721	$81,745	$26,283	$(2,155)	$780,135
Other Direct Contract Expenses	84,847	14,986	11,078	26,591	20,235	24,044	6,921	(1,746)	186,956
Costs of Service	110,364	36,346	30,626	56,145	97,270	41,528	10,892	37,719	420,890

Gross Margin	$87,952	$23,914	$19,210	$33,482	$21,216	$16,173	$8,470	$(38,128)	$172,289

Quarter Ended Mar. 31, 2003
Revenue	$276,707	$88,407	$59,056	$136,833	$157,607	$83,990	$16,093	$177	$818,870
Other Direct Contract Expenses	80,839	15,192	10,610	32,417	23,645	27,563	2,271	61	192,598
Costs of Service	110,172	47,709	32,837	66,954	112,398	41,849	9,117	30,588	451,624

Gross Margin	$85,696	$25,506	$15,609	$37,462	$21,564	$14,578	$4,705	$(30,472)	$174,648

Quarter Ended Dec. 31, 2002
Revenue	$269,680	$90,846	$54,791	$131,157	$166,229	$77,047	$19,041	$(1,218)	$807,573
Other Direct Contract Expenses	71,197	17,414	9,386	28,807	28,019	22,419	4,513	99	181,854
Costs of Service	108,397	40,222	29,186	68,061	92,184	40,866	8,140	40,397	427,453

Gross Margin	$90,086	$33,210	$16,219	$34,289	$46,026	$13,762	$6,388	$(41,714)	$198,266

Note: Prior quarters have been reclassified to conform with current presentation.

(1)	The Company currently is undergoing a transition period audit for the six months ended December 31, 2003. As a result, these preliminary results are subject to audit procedures and final reconciliations and adjustments, if any.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release of BearingPoint, Inc., dated February 26, 2004.

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Item 12. Results of Operations and Financial Condition.

On February 26, 2004, the Company issued a press release announcing its preliminary financial results for the quarter ended December 31, 2003 (see Exhibit 99.1).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s operations that are based on the Company’s current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance because they involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or the Company’s future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s actual results may differ from the forward-looking statements for many reasons, including:

—	the business decisions of the Company’s clients regarding the use of the Company’s services;

—	the timing of projects and their termination;

—	the availability of talented professionals to provide the Company’s services;

—	the pace of technological change;

—	the strength of the Company’s joint marketing relationships;

—	the actions of the Company’s competitors; and

—	unexpected difficulties associated with the Company’s recent acquisitions, group hires and other transactions involving BearingPoint GmbH and the former Andersen Business Consulting Practices.

In addition, the Company’s results and forward-looking statements could be affected by general domestic and international economic and political conditions, including the current slowdown in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in the Company’s industry. For a more detailed discussion of certain of these factors, see “Factors Affecting Future Financial Results” that is attached as Exhibit 99.1 to the Company’s Form 10-Q for the quarter ended September 30, 2003 and similar sections in the Company’s filings with the Securities and Exchange Commission, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. The Company cautions the reader that these risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those implied by any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BearingPoint, Inc.

Date: February 26, 2004	By:	/s/ Robert S. Falcone

Robert S. Falcone
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release of BearingPoint, Inc., dated February 26, 2004.